Exhibit 99.1

PRESS RELEASE

Merchants Bancorp Reports Full Year and Fourth Quarter 2021 Results

For Release January 31, 2022

•	Full year 2021 net income of $227.1 million increased 26% compared to 2020 and was the highest level reported in Company history

•	Full year 2021 diluted earnings per common share of $7.14 (or $4.76 after adjusting for the 3:2 stock split in January 2022) increased 24% compared to 2020
•	Fourth quarter 2021 net income of $55.2 million decreased 8% compared to the fourth quarter of 2020 and decreased 6% compared to the third quarter of 2021
•	Fourth quarter 2021 diluted earnings per common share of $1.71 (or $1.14 after adjusting for the 3:2 stock split in January 2022) decreased 12% compared to the fourth quarter of 2020 and decreased 7% compared to the third quarter of 2021
•	Assets reached another record level of $11.3 billion, increasing 3% compared to September 30, 2021, and increasing 17% compared to December 31, 2020
•	Prior to the stock split, tangible book value per common share reached $26.95 compared to $20.17 in the fourth quarter of 2020 and $25.36 in the third quarter of 2021
•	After adjusting for the stock split, tangible book value per common share reached $17.96 compared to $13.45 in the fourth quarter of 2020 and $16.91 in the third quarter of 2021
•	Credit quality remained strong, as nonperforming loans represented 0.01% of loans receivable compared to 0.05% at September 30, 2021 and 0.11% at December 31, 2020
•	On November 17, 2021, the Company approved a 3:2 common stock split for shareholders of record at the close of business on January 3, 2022. The additional shares were distributed on or around January 17, 2022.

CARMEL, Indiana – (PR Newswire) - Merchants Bancorp (the “Company” or “Merchants”) (Nasdaq: MBIN), parent company of Merchants Bank of Indiana, today reported fourth quarter 2021 net income of $55.2 million, or diluted earnings per common share of $1.71 (or $1.14 after adjusting for its 3:2 stock split in January 2022). This compared to $59.8 million, or diluted earnings per common share of $1.95 ($1.30 split adjusted) in the fourth quarter of 2020, and compared to $58.5 million, or diluted earnings per common share of $1.83 ($1.22 split adjusted) in the third quarter of 2021.

“Execution and growth were the hallmarks of our performance during 2021. With record earnings and asset levels in a low interest rate environment, we have continued to demonstrate the strength of our business model that has focused on conservative underwriting, cost efficiency, and holding short-duration assets by originating loans to be sold in the secondary market,” said Michael F. Petrie, Chairman and CEO of Merchants.

Michael J. Dunlap, President and Chief Operating Officer of Merchants, added, “The entrepreneurial evolution of our businesses over the last year has resulted in Merchants becoming known as a one-stop-shop for borrowers with a broad array of product offerings that includes everything from multi-family, bridge, residential, SBA, agriculture, and mortgage warehouse financing, to traditional community banking and syndicated low-income housing tax credit and debt funds. We have expanded our platform of offerings across all our businesses and see many opportunities for future growth.”

Net income for the fourth quarter 2021 decreased by $4.6 million, or 8%, compared to the fourth quarter of 2020, primarily driven by a $10.2 million, or 37%, increase in noninterest expense that reflected a 53% increase in salaries and employee benefits, including commissions. Also contributing to the lower net income was a $2.5 million, or 6%, decrease in noninterest income that reflected lower mortgage warehouse fees due to lower single family loan volume. Partially offsetting these items was a $5.0 million, or 8%, increase in net interest income after provision for loan losses, and a $3.0 million lower tax provision.

Net income for the fourth quarter 2021 decreased by $3.3 million, or 6%, compared to the third quarter of 2021, primarily driven by an $8.2 million, or 28%, increase in noninterest expense that reflected a 26% increase in salaries and employee benefits, including commissions. Also contributing to the lower net income was a $3.9 million, or 74%, decrease in loan servicing fees. Partially offsetting these items was a $4.6 million, or 143%, increase in other income from low-income housing tax syndication fees, a $2.4 million increase in net interest income after provision for loan losses, and a $2.5 million lower tax provision.

Total Assets

Total assets of $11.3 billion at December 31, 2021 increased $326.6 million, or 3%, compared to September 30, 2021, and increased $1.6 billion, or 17%, compared to December 31, 2020.

Return on average assets was 2.02% for the fourth quarter of 2021 compared to 2.57% for the fourth quarter of 2020 and 2.29% for the third quarter of 2021.

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Asset Quality

The allowance for loan losses of $31.3 million at December 31, 2021 increased $2.2 million compared to September 30, 2021 and increased $3.8 million compared to December 31, 2020. The increases compared to December 31, 2020 were primarily based on growth in the multi-family loan portfolio. The portion of the allowance associated with the COVID-19 pandemic has remained relatively steady since September 30, 2020, at approximately $0.8 million. As of December 31, 2021, the Company had only one loan remaining in a payment deferral arrangement, with an unpaid balance of $36.8 million.

Non-performing loans were $0.8 million, or 0.01%, of loans receivable at December 31, 2021, compared to $2.9 million, or 0.05% of loans receivable at September 30, 2021, and compared to $6.3 million, or 0.11% of loans receivable at December 31, 2020.

Total Deposits

Total deposits of $9.0 billion at December 31, 2021 increased $35.3 million compared to September 30, 2021, and increased $1.6 billion, or 21%, compared to December 31, 2020. The increase compared to December 31, 2020 was primarily due to growth in savings accounts and brokered certificates of deposits.

Total brokered deposits of $2.2 billion at December 31, 2021 increased $493.3 million, or 30%, from September 30, 2021 and increased $986.1 million, or 84%, from December 31, 2020. Brokered deposits represented 24% of total deposits at December 31, 2021 compared to 19% of total deposits at September 30, 2021 and 16% of total deposits at December 31, 2020. The increases reflected a continuation of the Company’s shift from borrowing at the Federal Home Loan Bank of Indianapolis after a change in their collateral policy to eliminate certain agency eligible mortgage loan participations during the third quarter of 2021.

Liquidity

Cash balances of $1.0 billion at December 31, 2021 increased by $230.0 million compared to September 30, 2021 and increased by $852.9 million compared to December 31, 2020. The Company also continues to have significant borrowing capacity, with unused lines of credit at $2.4 billion at December 31, 2021 compared to $2.1 billion at September 30, 2021 and $2.6 billion at December 31, 2020. This liquidity enhances the ability to effectively manage interest expense and asset levels in the future.

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Net Interest Income

Net interest income of $72.7 million in the fourth quarter of 2021 increased $3.5 million, or 5%, compared to the fourth quarter of 2020 and increased $3.9 million, or 6%, compared to the third quarter of 2021.

The 5% increase in net interest income compared to the fourth quarter of 2020 reflected a 6% increase in interest income from higher loan balances that was partially offset by a 20% increase in the cost of deposits. The interest rate spread of 2.62% for the fourth quarter of 2021 decreased 33 basis points compared to 2.95% in the fourth quarter of 2020. The net interest margin of 2.70% for the fourth quarter of 2021 decreased 31 basis points compared to 3.01% for the fourth quarter of 2020. The decrease in net interest margin compared to the fourth quarter of 2020 reflected higher loan balances that were outpaced by lower interest rates on loans.

The 6% increase in net interest income compared to the third quarter of 2021 reflected higher loan balances and a modest increase in average loan yields. The interest rate spread of 2.62% for the fourth quarter of 2021 decreased 5 basis points compared to 2.67% in the third quarter of 2021. The net interest margin of 2.70% for the fourth quarter of 2021 also decreased 3 basis points compared to 2.73% for the third quarter of 2021.

Interest Income

Interest income of $82.6 million in the fourth quarter of 2021 increased $4.7 million, or 6%, compared to the fourth quarter of 2020 and increased $5.3 million, or 7%, compared to the third quarter of 2021.

The 6% increase in interest income compared to the fourth quarter of 2020 was primarily due to significant loan growth that was partially offset by lower rates. The higher interest income reflected a $923.3 million, or 11%, increase in the average balance of loans, including loans held for sale, which reached $9.1 billion for the fourth quarter of 2021. The average yield on loans and loans held for sale of 3.37% for the fourth quarter of 2021 decreased 27 basis points compared to 3.64% for the fourth quarter of 2020.

The 7% increase in interest income compared to the third quarter of 2021 reflected a $375.7 million, or 4%, increase in the average balance of loans, including loans held for sale, which reached $9.1 billion for the fourth quarter of 2021. The average yield on loans and loans held for sale of 3.37% for the fourth quarter of 2021 increased 4 basis points compared to 3.33% for the third quarter of 2021.

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Interest Expense

Total interest expense increased $1.2 million, or 13%, to $9.8 million for the fourth quarter of 2021 compared to the fourth quarter of 2020 and increased $1.4 million, or 17%, compared to the third quarter of 2021. Interest expense on deposits of $8.5 million for the fourth quarter of 2021 increased $1.4 million, or 20%, compared to the fourth quarter of 2020 and increased $1.5 million, or 22%, compared to the third quarter of 2021.

The 20% increase in interest expense on deposits compared to the fourth quarter of 2020 was primarily due to increases in average balances of money market accounts and certificates of deposits, which was partially offset by lower rates. The average balance of interest-bearing deposits of $8.3 billion for the fourth quarter of 2021 increased $1.5 billion, or 21%, compared to the fourth quarter of 2020. The average yield of interest-bearing deposits was 0.41% for the fourth quarter of 2021, which was the same as the fourth quarter of 2020.

The 22% increase in interest expense on deposits compared to the third quarter of 2021 was primarily due to higher balances of certificates of deposit and money market accounts, that were partially offset by lower rates on certificates of deposit. The average balance of interest-bearing deposits of $8.3 billion for the fourth quarter of 2021 increased $481.7 million, or 6%, compared to the third quarter of 2021. The average yield of interest-bearing deposits was 0.41% for the fourth quarter of 2021, which was a 6 basis point increase compared to 0.35% in the third quarter of 2021.

Noninterest Income

Noninterest income of $40.3 million for the fourth quarter of 2021 decreased $2.5 million, or 6%, compared to the fourth quarter of 2020 and was consistent with the third quarter of 2021.

The 6% decrease in noninterest income compared to the fourth quarter of 2020 was primarily due to a $3.5 million decrease in mortgage warehouse fees. Included in loan servicing fees for the fourth quarter of 2021 was a $1.9 million positive fair market value adjustment to servicing rights, which compared to a $2.1 million positive fair market value adjustment for the fourth quarter of 2020.

Noninterest income was consistent with the third quarter of 2021 but included a $4.6 million increase in other income from low-income housing tax credit syndication fees that was mostly offset by a $3.9 million decrease in loan servicing fees. Included in loan servicing fees for the fourth quarter of 2021 was a $1.9 million positive fair market value adjustment to servicing rights, which compared to a $3.0 million positive fair market value adjustment for the third quarter of 2021.

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At December 31, 2021, servicing rights were valued at $110.3 million, an increase of 34% compared to December 31, 2020 and an increase of 5% compared to September 30, 2021. These increases were driven by higher loan balances of serviced assets and higher interest rates that impacted fair market value adjustments in the fourth quarter of 2021. The value of servicing rights generally increases in rising interest rate environments and declines in falling interest rate environments.

Noninterest Expense

Noninterest expense of $37.6 million for the fourth quarter of 2021 increased $10.2 million, or 37%, compared to the fourth quarter of 2020 and increased $8.2 million, or 28%, compared to the third quarter of 2021.

The 37% increase in noninterest expense compared to the fourth quarter of 2020 was due primarily to a $8.8 million, or 53%, increase in salaries and employee benefits, including commissions, to support higher loan production volumes. The efficiency ratio of 33.3% for the fourth quarter of 2021 compared to 24.5% for the fourth quarter of 2020.

The 28% increase in noninterest expense compared to the third quarter of 2021 was primarily due to a $5.2 million, or 26%, increase in salaries and employee benefits that reflected higher commissions from higher loan volumes. The efficiency ratio of 33.3% for the fourth quarter of 2021 compared to 27.0% for the third quarter of 2021.

Segments

Multi-family Mortgage Banking

For the fourth quarter of 2021, net income of $14.1 million for Multi-family Mortgage Banking decreased 1% compared with the fourth quarter of 2020, primarily due to higher noninterest income from gain on sale of loans that was offset by higher noninterest expense from salaries and employee benefits, including commissions. Noninterest income reflected a positive fair market value adjustment of $1.0 million on servicing rights in the fourth quarter of 2021 compared to a positive fair market value adjustment of $2.7 million in the fourth quarter of 2020.

Compared to the third quarter of 2021, net income for this segment decreased 2%, reflecting higher gain on sale of loans and other income from low-income housing tax credit syndication fees that were offset by higher noninterest expense from salaries and employee benefits, including commissions. Included in loan servicing fees was a positive fair market value adjustment of $1.0 million on servicing rights in the fourth quarter of 2021 compared to a positive fair market value adjustment of $0.7 million in the third quarter of 2021.

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Banking

For the fourth quarter of 2021, net income of $22.6 million for Banking increased 38% from the fourth quarter of 2020, reflecting higher net interest income and lower salaries and employee benefits that were partially offset by lower noninterest income from gains on sale of loans. Included in noninterest income for the fourth quarter of 2021 was a $0.9 million positive fair market value adjustment to servicing rights, which compared to a $0.5 million negative fair market value adjustment for the fourth quarter of 2020.

Net income for this segment decreased 4% from the third quarter of 2021 primarily due to lower noninterest income from gain on sale of loans that offset higher net interest income and lower salaries and employee benefits. Included in loan servicing fees for the fourth quarter of 2021 was a $0.9 million positive fair market value adjustment to servicing rights, which compared to a $2.3 million positive fair market value adjustment for the third quarter of 2021.

Mortgage Warehousing

For the fourth quarter of 2021, net income of $21.3 million for Mortgage Warehousing decreased 34% compared to the fourth quarter of 2020 and decreased 8% compared to the third quarter of 2021. The decreases compared to the prior periods reflected lower net interest income and mortgage warehouse fees as industry volumes declined.

About Merchants Bancorp

Merchants Bancorp is a diversified bank holding company headquartered in Carmel, Indiana operating multiple lines of business, including Federal Housing Administration ("FHA") multi-family housing and healthcare facility financing and servicing; mortgage warehouse financing; retail and correspondent residential mortgage banking; agricultural lending; and traditional community banking. Merchants Bancorp, with $11.3 billion in assets and $9.0 billion in deposits as of December 31, 2021, conducts its business primarily through its direct and indirect subsidiaries, Merchants Bank of Indiana, Merchants Capital Corp., Farmers-Merchants Bank of Illinois, Merchants Capital Servicing, LLC, and Merchants Mortgage, a division of Merchants Bank of Indiana. For more information and financial data, please visit Merchants’ Investor Relations page at investors.merchantsbancorp.com.

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Forward-Looking Statements

This press release contains forward-looking statements which reflect management’s current views with respect to, among other things, future events and financial performance. These statements are often, but not always, made through the use of words or phrases such as "may," "might," "should," "could," "predict," "potential," "believe," "expect," "continue," "will," "anticipate," "seek," "estimate," "intend," "plan," "projection," "goal," "target," "outlook," "aim," "would," "annualized" and "outlook," or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control, such as the potential impacts of the COVID-19 pandemic. Accordingly, management cautions that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated in these forward-looking statements, including the impacts of the COVID-19 pandemic, such as the severity, magnitude, duration and businesses’ and governments’ responses thereto, on the Company’s operations and personnel, and on activity and demand across its businesses, and other factors identified in "Risk Factors" or "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

MEDIA CONTACT: REBECCA MARSH

Merchants Bancorp

Phone: (317) 805-4356

Email: rmarsh@merchantsbankofindiana.com

INVESTOR CONTACT: JOHN MACKE

Merchants Bancorp

Phone: (317) 536-7421

Email: jmacke@merchantsbankofindiana.com

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Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2021	2021	2021	2021	2020
Assets
Cash and due from banks	$14,030	$14,352	$13,745	$12,003	$10,063
Interest-earning demand accounts	1,018,584	788,224	388,304	257,436	169,665
Cash and cash equivalents	1,032,614	802,576	402,049	269,439	179,728
Securities purchased under agreements to resell	5,888	5,923	6,507	6,544	6,580
Mortgage loans in process of securitization	569,239	634,027	461,914	432,063	338,733
Available for sale securities	310,629	301,119	315,260	241,691	269,802
Federal Home Loan Bank (FHLB) stock	29,588	70,767	70,767	70,656	70,656
Loans held for sale (includes $48,583, $26,296, $26,623, $57,998 and $40,044, respectively, at fair value)	3,303,199	3,453,279	2,955,390	2,749,662	3,070,154
Loans receivable, net of allowance for loan losses of $31,344, $29,134, $28,696, $29,091 and $27,500, respectively	5,751,319	5,431,227	5,444,227	5,710,291	5,507,926
Premises and equipment, net	31,212	31,423	31,384	31,261	29,761
Servicing rights	110,348	105,473	98,331	96,215	82,604
Interest receivable	24,103	21,894	22,068	22,111	21,770
Goodwill	15,845	15,845	15,845	15,845	15,845
Intangible assets, net	1,707	1,843	1,990	2,136	2,283
Other assets and receivables	92,947	76,637	55,800	57,346	49,533
Total assets	$11,278,638	$10,952,033	$9,881,532	$9,705,260	$9,645,375
Liabilities and Shareholders' Equity
Liabilities
Deposits
Noninterest-bearing	$641,442	$824,118	$814,567	$818,621	$853,648
Interest-bearing	8,341,171	8,123,201	7,225,011	7,244,560	6,554,418
Total deposits	8,982,613	8,947,319	8,039,578	8,063,181	7,408,066
Borrowings	1,033,954	809,136	701,373	545,160	1,348,256
Deferred and current tax liabilities, net	19,170	21,681	18,819	41,610	20,405
Other liabilities	87,492	64,019	62,698	44,054	58,027
Total liabilities	10,123,229	9,842,155	8,822,468	8,694,005	8,834,754
Commitments and Contingencies
Shareholders' Equity
Common stock, without par value
Authorized - 50,000,000 shares
Issued and outstanding prior to 2022 stock split - 28,786,719 shares, 28,785,374 shares, 28,783,599 shares, 28,782,139 shares, and 28,747,083 shares, respectively (as recast after 2022 stock split - 43,180,079 shares, 43,178,061 shares, 43,175,399 shares, 43,173,209 shares and 43,120,625 shares)	137,565	137,200	136,836	136,474	135,857
Preferred stock, without par value - 5,000,000 total shares authorized
8% Preferred stock - $1,000 per share liquidation preference
Authorized - 50,000 shares
Issued and outstanding - 0 shares, 0 shares, 0 shares, 41,625 shares and 41,625 shares.	—	—	—	41,581	41,581
7% Series A Preferred stock - $25 per share liquidation preference
Authorized - 3,500,000 shares
Issued and outstanding - 2,081,800 shares	50,221	50,221	50,221	50,221	50,221
6% Series B Preferred stock - $1,000 per share liquidation preference
Authorized - 125,000 shares
Issued and outstanding - 125,000 shares (equivalent to 5,000,000 depositary shares)	120,844	120,844	120,844	120,844	120,844
6% Series C Preferred stock - $1,000 per share liquidation preference
Authorized - 250,000 shares
Issued and outstanding - 196,181 shares, 196,181 shares, 196,181 shares, 150,000 shares, and 0 shares, respectively (equivalent to 7,847,233 depositary shares, 7,847,233 depositary shares, 7,847,233 depositary shares, 6,000,000 depositary shares, and 0 depositary shares)	191,084	191,084	191,084	144,925	—
Retained earnings	657,149	610,267	560,083	516,961	461,744
Accumulated other comprehensive income	(1,454)	262	(4)	249	374
Total shareholders' equity	1,155,409	1,109,878	1,059,064	1,011,255	810,621
Total liabilities and shareholders' equity	$11,278,638	$10,952,033	$9,881,532	$9,705,260	$9,645,375

Consolidated Statement of Income

(Unaudited)

(In thousands, except share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Interest Income
Loans	$77,113	$72,924	$74,515	$293,830	$263,915
Mortgage loans in process of securitization	4,018	2,868	2,542	12,746	11,122
Investment securities:
Available for sale - taxable	1,007	1,115	422	3,309	3,147
Available for sale - tax exempt	9	12	11	41	123
Federal Home Loan Bank stock	177	190	341	1,143	1,558
Other	261	205	80	817	2,925
Total interest income	82,585	77,314	77,911	311,886	282,790
Interest Expense
Deposits	8,492	6,981	7,106	28,256	52,238
Borrowed funds	1,350	1,452	1,568	5,636	6,406
Total interest expense	9,842	8,433	8,674	33,892	58,644
Net Interest Income	72,743	68,881	69,237	277,994	224,146
Provision for loan losses	2,585	1,079	4,114	5,012	11,838
Net Interest Income After Provision for Loan Losses	70,158	67,802	65,123	272,982	212,308
Noninterest Income
Gain on sale of loans	28,430	29,013	28,830	111,185	96,578
Loan servicing fees, net	1,382	5,313	3,069	16,373	(1,801)
Mortgage warehouse fees	2,469	2,732	5,926	12,396	20,980
Gains on sale of investments available for sale (1)	191	—	—	191	441
Other income	7,799	3,213	4,901	17,188	11,275
Total noninterest income	40,271	40,271	42,726	157,333	127,473
Noninterest Expense
Salaries and employee benefits	25,387	20,197	16,565	85,727	59,200
Loan expenses	1,479	1,734	2,938	7,657	9,085
Occupancy and equipment	2,069	1,861	1,438	7,365	5,733
Professional fees	3,325	901	1,657	5,427	3,664
Deposit insurance expense	705	664	759	2,691	5,800
Technology expense	1,123	1,169	832	4,200	3,061
Other expense	3,558	2,946	3,276	12,318	9,881
Total noninterest expense	37,646	29,472	27,465	125,385	96,424
Income Before Income Taxes	72,783	78,601	80,384	304,930	243,357
Provision for income taxes (2)	17,582	20,098	20,598	77,826	62,824
Net Income	$55,201	$58,503	$59,786	$227,104	$180,533
Dividends on preferred stock	(5,728)	(5,729)	(3,618)	(20,873)	(14,473)
Net Income Allocated to Common Shareholders	$49,473	$52,774	$56,168	$206,231	$166,060
As reported prior to 2022 stock split:
Weighted-average diluted shares	28,932,709	28,876,503	28,812,009	28,883,535	28,778,075
Diluted earnings per common share	$1.71	$1.83	$1.95	$7.14	$5.77
As recast after 2022 stock split:
Weighted-average diluted shares	43,399,064	43,314,755	43,218,014	43,325,303	43,167,113
Diluted earnings per common share	$1.14	$1.22	$1.30	$4.76	$3.85

(1) Includes $191, $0, $0, $191, and $441, respectively, related to accumulated other comprehensive earnings reclassifications.
(2) Includes $(46), $0, $0, $(46) and $(97), respectively, related to income tax (expense)/benefit for reclassification items.

Key Operating Results

(Unaudited)

($ in thousands, except share data)

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Noninterest expense	$37,646	$29,472	$27,465	$125,385	$96,424

Net interest income (before provision for losses)	72,743	68,881	69,237	277,994	224,146
Noninterest income	40,271	40,271	42,726	157,333	127,473
Total income	$113,014	$109,152	$111,963	$435,327	$351,619

Efficiency ratio	33.31%	27.00%	24.53%	28.80%	27.42%

Average assets	$10,945,026	$10,236,491	$9,317,570	$10,188,953	$8,509,847
Net income	$55,201	$58,503	$59,786	$227,104	$180,533
Return on average assets before annualizing	0.50%	0.57%	0.64%	2.23%	2.12%
Annualization factor	4.00	4.00	4.00	1.00	1.00
Return on average assets	2.02%	2.29%	2.57%	2.23%	2.12%

Return on average tangible common shareholders' equity (1)	26.04%	29.83%	40.64%	30.10%	34.02%

Tangible book value per common share as reported prior to 2022 stock split (1)	$26.95	$25.36	$20.17	$26.95	$20.17

Tangible book value per common share as recast after 2022 stock split (1)	$17.96	$16.91	$13.45	$17.96	$13.45

Tangible common shareholders' equity/tangible assets (1)	6.89%	6.68%	6.02%	6.89%	6.02%

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Measures"

(1) Reconciliation of Non-GAAP Financial Measures

Certain non-GAAP financial measures provide useful information to management and investors that is supplementary to the company's financial condition, results of operations and cash flows computed in accordance with GAAP; however, they do have a number of limitations.  As such, the reader should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable  to non-GAAP financial measures that other companies use.  A reconciliation of GAAP to non-GAAP financial measures is below.  Net Income Available to Common Shareholders excludes preferred stock.  Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets and preferred stock from the calculation of total assets.  Tangible Assets is calculated by excluding the balance of goodwill and intangible assets.  Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Net income	$55,201	$58,503	$59,786	$227,104	$180,533
Less: preferred stock dividends	(5,728)	(5,729)	(3,618)	(20,873)	(14,473)
Net income available to common shareholders	$49,473	$52,774	$56,168	$206,231	$166,060

Average shareholders' equity	$1,139,714	$1,087,675	$783,837	$1,028,834	$719,630
Less: average goodwill & intangibles	(17,626)	(17,770)	(18,334)	(17,841)	(18,899)
Less: average preferred stock	(362,149)	(362,149)	(212,646)	(325,904)	(212,646)
Tangible common shareholders' equity	$759,939	$707,756	$552,857	$685,089	$488,085

Annualization factor	4.00	4.00	4.00	1.00	1.00
Return on average tangible common shareholders' equity	26.04%	29.83%	40.64%	30.10%	34.02%

Total equity	$1,155,409	$1,109,878	$810,621	$1,155,409	$810,621
Less: goodwill and intangibles	(17,552)	(17,688)	(18,128)	(17,552)	(18,128)
Less: preferred stock	(362,149)	(362,149)	(212,646)	(362,149)	(212,646)
Tangible common shareholders' equity	$775,708	$730,041	$579,847	$775,708	$579,847

Assets	$11,278,638	$10,952,033	$9,645,375	$11,278,638	$9,645,375
Less: goodwill and intangibles	(17,552)	(17,688)	(18,128)	(17,552)	(18,128)
Tangible assets	$11,261,086	$10,934,345	$9,627,247	$11,261,086	$9,627,247

Ending common shares as reported prior to 2022 stock split	28,786,719	28,785,374	28,747,083	28,786,719	28,747,083
Ending common shares as recast after 2022 stock split	43,180,079	43,178,061	43,120,625	43,180,079	43,120,625

Tangible book value per common share as reported prior to 2022 stock split	$26.95	$25.36	$20.17	$26.95	$20.17
Tangible book value per common share as recast after 2022 stock split	$17.96	$16.91	$13.45	$17.96	$13.45
Tangible common shareholders' equity/tangible assets	6.89%	6.68%	6.02%	6.89%	6.02%

Merchants Bancorp
Average Balance Analysis
($ in thousands)
(Unaudited)

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2021			September 30, 2021			December 31, 2020
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:

Interest-bearing deposits, and other	$698,263	$438	0.25%	$580,397	$395	0.27%	$328,635	$421	0.51%
Securities available for sale - taxable	308,581	1,007	1.29%	308,476	1,115	1.43%	276,358	422	0.61%
Securities available for sale - tax exempt	1,204	9	2.97%	1,361	12	3.50%	1,368	11	3.20%
Mortgage loans in process of securitization	621,946	4,018	2.56%	437,601	2,868	2.60%	397,237	2,542	2.55%
Loans and loans held for sale	9,064,880	77,113	3.37%	8,689,144	72,924	3.33%	8,141,559	74,515	3.64%
Total interest-earning assets	10,694,874	82,585	3.06%	10,016,979	77,314	3.06%	9,145,157	77,911	3.39%
Allowance for loan losses	(29,801)			(28,679)			(24,684)
Noninterest-earning assets	279,953			248,191			197,097

Total assets	$10,945,026			$10,236,491			$9,317,570

Liabilities & Shareholders' Equity:

Interest-bearing checking	4,325,991	2,094	0.19%	4,754,633	1,561	0.13%	4,301,607	1,256	0.12%
Savings deposits	223,912	35	0.06%	211,494	39	0.07%	185,515	41	0.09%
Money market	2,528,453	5,018	0.79%	2,259,786	4,394	0.77%	1,734,321	4,312	0.99%
Certificates of deposit	1,220,392	1,345	0.44%	591,093	987	0.66%	616,493	1,497	0.97%
Total interest-bearing deposits	8,298,748	8,492	0.41%	7,817,006	6,981	0.35%	6,837,936	7,106	0.41%

Borrowings	620,173	1,350	0.86%	677,201	1,452	0.85%	990,707	1,568	0.63%
Total interest-bearing liabilities	8,918,921	9,842	0.44%	8,494,207	8,433	0.39%	7,828,643	8,674	0.44%

Noninterest-bearing deposits	795,704			586,981			634,231
Noninterest-bearing liabilities	90,687			67,628			70,859

Total liabilities	9,805,312			9,148,816			8,533,733

Shareholders' equity	1,139,714			1,087,675			783,837

Total liabilities and shareholders' equity	$10,945,026			$10,236,491			$9,317,570

Net interest income		$72,743			$68,881			$69,237

Net interest spread			2.62%			2.67%			2.95%

Net interest-earning assets	$1,775,953			$1,522,772			$1,316,514

Net interest margin			2.70%			2.73%			3.01%

Average interest-earning assets to average interest-bearing liabilities			119.91%			117.93%			116.82%

Supplemental Results
(Unaudited)
($ in thousands)

	Net Income			Net Income
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2021	2021	2020	2021	2020
Segment
Multi-family Mortgage Banking	$14,124	$14,448	$14,231	$51,504	$29,172
Mortgage Warehousing	21,311	23,217	32,387	95,159	106,329
Banking	22,629	23,463	16,389	90,858	53,637
Other	(2,863)	(2,625)	(3,221)	(10,417)	(8,605)
Total	$55,201	$58,503	$59,786	$227,104	$180,533

	Total Assets
	December 31,	September 30,	December 31,
	2021	2021	2020
Segment
Multi-family Mortgage Banking	$296,129	$280,927	$210,714
Mortgage Warehousing	3,977,537	4,685,037	4,893,513
Banking	6,929,565	5,950,316	4,498,880
Other	75,407	35,753	42,268
Total	$11,278,638	$10,952,033	$9,645,375

	Gain on Sale of Loans			Gain on Sale of Loans
	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,
	2021	2021	2020	2021	2020
Loan Type
Multi-family	$24,797	$24,309	$17,070	$93,350	$57,633
Single-family	1,086	1,592	10,902	8,763	37,127
Small Business Association (SBA)	2,547	3,112	858	9,072	1,818
Total	$28,430	$29,013	$28,830	$111,185	$96,578

	Loans Receivable and Loans Held for Sale
	December 31,	September 30,	December 31,
	2021	2021	2020
Mortgage warehouse lines of credit	$781,437	$891,605	$1,605,745
Residential real estate	843,101	828,950	678,848
Multi-family and healthcare financing	3,528,199	3,244,442	2,749,020
Commercial and commercial real estate	520,199	391,562	387,294
Agricultural production and real estate	97,060	92,113	101,268
Consumer and margin loans	12,667	11,689	13,251
	5,782,663	5,460,361	5,535,426
Less: Allowance for loan losses	31,344	29,134	27,500
Loans receivable	$5,751,319	$5,431,227	$5,507,926

Loans held for sale	3,303,199	3,453,279	3,070,154
Total loans, net of allowance	$9,054,518	$8,884,506	$8,578,080